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                                                                  EXHIBIT 10.20B

                                SECOND AMENDMENT
                               TO LOAN AGREEMENT


THIS SECOND AMENDMENT TO LOAN AGREEMENT (this "Agreement") dated this 25th day of February, 1997, by and between IMAGE ENTERTAINMENT, INC. a California Corporation ("Borrower") and UNION BANK OF CALIFORNIA, N.A. ("Bank").

Whereas, Borrower and Bank have previously entered into that certain Loan Agreement, dated December 17, 1996, ("The Loan Agreement"), pursuant to which Bank has agreed to make certain loans and advances to Borrower and Amendments thereto dated February 5, 1997. ("the Agreement").

Whereas, Borrower has requested that Bank agree to amend certain provisions contained in the Loan Agreement; and

Whereas, Borrower and Bank have agreed and intend to hereby amend the Loan Agreement.

Now, therefore, the parties hereby agree as follows:

     1. DEFINED TERMS. Initially capitalized terms used herein which are not otherwise defined shall have the meaning assigned thereto in the Agreement

     2.   AMENDMENT TO THE AGREEMENT.

          (a) Section 1.1 the Revolving line shall be deleted in its entirety and a new section 1.1 shall be added as follows:

     1.1 THE REVOLVING LOAN. Bank will loan to Borrower an amount not to exceed Twenty Million Dollars ($20,000,000) outstanding in the aggregate at any one time (the "Revolving Loan"). Borrower may borrow, repay and reborrow all or part of the Revolving Loan in amounts of not less than One Hundred Thousand Dollars ($100,000) in accordance with the terms of the Revolving Note. All borrowings of the Revolving Loan must be made before November 30, 1998 at which time all unpaid principal and interest of the Revolving Loan shall be due and payable. The Revolving Loan shall be evidenced by a promissory note (the "Revolving Note") on the standard form used by Bank for commercial loans. Bank shall enter each amount borrowed and repaid in Bank's records and such entries shall be deemed to be the amount of the Revolving Loan outstanding absent manifest error. Omission of Bank to make any such entries shall not discharge Borrower of its obligation to repay in full with interest all amounts borrowed.

          (b) Section 1.3 the second paragraph shall be deleted in its entirety.

          (c) Section 1.4 PURPOSE OF THE LOAN shall be deleted in its entirety and a new section 1.4 shall be added as follows:

          1.4 PURPOSE OF LOAN. The proceeds of the Revolving Loan shall be used for general working capital purpose.

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          (d)  Section 2.2 SUBORDINATED DEBT shall be deleted in its entirety.

          (e) Section 2.3 GUARANTIES, the last sentence "The Guaranties of Essex Entertainment, Inc. And SPJ Music, Inc. shall be executed in favor of Bank in the event that these entities rather than their assets are acquired by Borrower". Shall be deleted in its entirety.

     3. Except as modified hereby, the Loan Agreement shall remain otherwise unchanged and in full force and effect and this Agreement shall be effective from the date hereof and shall have no retroactive effect whatsoever.

In Witness Whereof, Borrower has executed and delivered this Agreement.

"Borrower"
Image Entertainment, Inc.



By:  /s/ Jeff M. Framer
     ------------------
     Jeff Framer, Chief Financial Officer



Accepted and effected this ___ day of February, 1997, at Bank's place of business in the City of Los Angeles, State of California.

"Bank"
Union Bank of California, N.A.


By:  /s/ Ronald L. Watterworth
     -------------------------
     Ronald L. Watterworth, Vice President

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